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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We have issued our report dated March 3, 2006 accompanying the consolidated financial statements of Atlas Pipeline Partners GP, LLC as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005; our report dated January 3, 2006, except for Note 2, for which the date is May 19, 2006 accompanying the balance sheet of Atlas Pipeline Holdings, L.P. as of December 31, 2005; our report dated January 3, 2006 accompanying the balance sheet of Atlas Pipeline Holdings GP, LLC as of December 31, 2005; our report dated April 25, 2005 accompanying the financial statements of ETC Oklahoma Pipeline, Ltd. as of August 31, 2004 and 2003 and for the year ended August 31, 2004 and the eleven month period ended August 31, 2003 contained in the Registration Statement on Amendment No. 7 to Form S-1 for Atlas Pipeline Holdings, L.P. We consent to the use of the aforementioned reports in the Registration Statement and Propsectus, and to the use of our name as it appears under the caption "Experts".


                                             /s/ GRANT THORNTON LLP


Cleveland, Ohio
July 11, 2006